SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2005

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On August 2, 2005, Sunrise Telecom Incorporated (the "Company") issued a press release and will hold a conference call regarding its financial results for the quarter ended June 30, 2005. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales expectations and estimates for the third quarter of 2005, growth opportunities for product sales during the third quarter of and full year 2005, and the goal of delivering growth for 2005, in the press release and during the conference call.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP results of operations in the attached press release as supplemental information about its operating results. These measures are not in accordance with or an alternative to GAAP and may be different than measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. The Company's management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of the Company's business. The Company discloses this information along with a reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: August 2, 2005	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

3

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on August 2, 2005 announcing financial results for the three months ended June 30, 2005.

4

EXHIBIT 99.1

At Sunrise Telecom Incorporated
Richard D. Kent
Chief Financial Officer
(408) 363-8000

SUNRISE TELECOM REPORTS $18.3 MILLION SALES FOR SECOND QUARTER OF 2005
•	GAAP loss from operations of $3.1 million
•	Backlog at quarter end of $5.5 million
•	Third quarter 2005 sales projected between $14 and $17 million

SAN JOSE, CA, August 2, 2005 - Sunrise Telecom Incorporated (NASDAQ: SRTI), a leader in testing and monitoring solutions for voice, video, data services and next-generation digital multi-media, today reported sales for the second quarter of 2005 of $18.3 million, compared with $15.0 million in the second quarter of 2004 and $11.7 million in the first quarter of 2005. Diluted GAAP net loss per share was $(0.06), compared with GAAP net income of $0.02 per share in the second quarter of 2004 and GAAP net loss of $(0.09) per share for the first quarter of 2005. Backlog at quarter-end was $5.5 million, compared with $4.8 million at the end of the second quarter of 2004 and $7.6 million at the end of the first quarter of 2005.

Sunrise Telecom President and CEO, Paul Chang, said, “I am very pleased with our strong top-line growth in the second quarter. We made significant progress in building scale and further diversifying our revenue base. I would like to emphasize that growth came from the new, strategic areas of our business including testing solutions for FTTx, protocol and Gigabit Ethernet.”

During the quarter, Sunrise Telecom signed a significant contract with a Regional Bell Operating Company (RBOC) to supply next generation testing solutions for FTTx deployments. Under this contract, Sunrise will be the sole source of video test solutions supporting the carrier’s aggressive roll-out of triple-play services in several metropolitan markets. A second RBOC has standardized on Sunrise Telecom’s ADSL2+ testing tools for its FTTx networks.

Said Paul Chang, “For the past couple of quarters, we have been talking about significant opportunities that Sunrise has been pursuing in the emerging area of FTTx testing. In the second quarter we finally saw the initial impact of these opportunities on our income statement and anticipate seeing the full impact on future orders. These two wins validated our technology in the field and facilitated dialogue with other carriers looking for similar solutions.”

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004

GAAP Financial Results:

Net sales	$18,330	$11,718	$15,004	$30,048	$28,805
Income (loss) from operations	$(3,136)	$(4,896)	$576	$(8,032)	$756
Net income (loss)	$(3,239)	$(4,790)	$813	$(8,029)	$(6,473)
Diluted EPS	$(0.06)	$(0.09)	$0.02	$(0.16)	$(0.13)
Shares outstanding (diluted)	50,965	50,758	51,265	50,862	50,295
Gross profit percentage	63%	66%	74%	64%	73%

Non-GAAP Financial Results:

Income (loss) from operations	$(2,695)	$(4,310)	$1,289	$(7,005)	$2,458
Net income (loss)	$(2,974)	$(4,438)	$1,241	$(7,412)	$1,897
Diluted EPS	$(0.06)	$(0.09)	$0.02	$(0.15)	$0.04
Shares outstanding (diluted)	50,965	50,758	51,265	50,862	51,355

Backlog at end of quarter	$5,450	$7,599	$4,789

Refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” in the financial tables section of this release for a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Products

VoIP deployments by cable operators continued to generate strong demand for Sunrise Telecom’s broadband cable solutions. Broadband sales grew 75% sequentially and 91% year-over-year. Optical group revenue was also strong, driven by the emerging Ethernet-over-SONET phenomenon. To accommodate growing Ethernet traffic, carriers are implementing systems that map Ethernet packets over Sonet/SDH links. Sunrise Telecom’s STT platform has both the 10Gigiabit Ethernet and Sonet/SDH modules that can be plugged-in interchangeably and offer a convenient solution for testing Ethernet-over-SONET. Sales of the STT Optical Testing Platform grew by more than 350% sequentially and 140% year-over-year.

New Product Introductions

During the quarter, Sunrise Telecom introduced the following new products:

•
TAMS 7-VoIP Monitoring System. TAMS 7-VoIP gathers data from Sunrise Telecom protocol analyzers, the 3GMaster, NeTracker and STT-MSA, and provides an extensive set of tools for traffic analysis, network management and trouble shooting.

•	Several new modules on its STT Optical Testing Platform:
-	10 Gigabit Ethernet Module for testing next generation central office and head-end equipment;
-	xWDM module, the first tool to incorporate a tunable laser; and
-	the Dispersion Test module to test Chromatic Dispersion (CD) and Polarization Mode Dispersion (PMD) with a single instrument.

Second Quarter Financial Highlights

In the second quarter of 2005, Sunrise Telecom recorded gross margin of 63% of net sales. Gross margin was 66% of net sales for the first quarter of 2005. Gross margin was 74% of net sales for the second quarter of 2004. Gross profit in the second quarter of 2004 included a one-time benefit of approximately $600,000 related to the sale of inventory previously reserved. Excluding this benefit, the second quarter gross profit was 70% of net sales. The sequential decline in gross margin was mainly attributable to the product mix. Revenue from the basic models of our video-testing handhelds, CM, contributed a larger than usual portion of total quarterly sales.

GAAP loss from operations was $(3.1) million in the second quarter of 2005, compared with GAAP income from operations of $0.6 million in the second quarter of 2004 and GAAP loss from operations of $(4.9) million in the first quarter of 2005.

Sunrise Telecom Chief Financial Officer, Rick Kent, said, “Our continuing investment in our sales channels to more effectively align with carrier needs and increase our international presence are beginning to have a positive impact on our top line. These investments in our sales channels have increased Sunrise’s cost structure; however, we believe that over time these initiatives will yield attractive returns for our stockholders.”

The second quarter operating expenses were also impacted by legal costs associated with Sunrise’s patent litigation to defend the Company and enforce its intellectual property and other legal rights. During the second quarter of 2005, Sunrise Telecom incurred approximately $1.6 million in costs associated with the above mentioned legal proceedings, compared to $0.8 million during the first quarter of 2005. There were no significant costs associated with these proceedings during the second quarter of 2004.

Outlook

Said Rick Kent, “Based on the current backlog and anticipated order activity, we expect our third quarter sales to be in the range of $14 to $17 million. This reflects a seasonally slow quarter in our European markets.

Carriers are increasingly encroaching on each other’s territory, creating new opportunities for test equipment providers. The key revenue opportunities for Sunrise related to service providers’ moving into each other’s domain include sales of VoIP testing solutions to cable companies and video testing tools to telcos. We are excited about these market trends and reiterate our goal of delivering revenue growth in 2005.”

Conference Call

Sunrise Telecom will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), during which Paul Chang, President and Chief Executive Officer, and Richard D. Kent, Chief Financial Officer, will further discuss these results and Sunrise Telecom’s outlook. To listen to the call, please dial (800) 915-4836 at least five minutes prior to the start. This call can also be accessed via Web cast at the Investors/Governance section of the company’s Web site at www.sunrisetelecom.com. A Web replay will also be available for at least two weeks at this same Web address.About Sunrise Telecom Incorporated

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

Sunrise Telecom develops testing and monitoring solutions that ensure its customers can deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. The firm's feature-rich, easy-to-use solutions allow service providers to pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks, and new broadband services including wireline access, DSL, fiber optics, cable TV, cable modem, and signaling networks to ensure their customers' satisfaction. Sunrise Telecom's products maximize service technicians' effectiveness and provide advanced network monitoring to proactively identify and react to network problems before network use is disrupted. Based in San Jose, California, Sunrise Telecom distributes its products through a network of sales representatives, distributors and a direct sales force throughout Asia, Europe, and North America. For more information, visit the company's website at www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales expectations and estimates for the third quarter of 2005, growth opportunities for product sales during the third quarter and full year, and the goal of delivering revenue growth for 2005, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom’s new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom’s dependence on a limited number of major customers; Sunrise Telecom’s dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom’s lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom’s ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; the loss of key personnel; and protracted litigation, which could disrupt our business. These risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended March 31, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com

-Financial Tables Following-

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$14,903	$17,758
Short-term investments	12,815	16,113
Accounts receivable, net of allowance of $558 and $799 respectively	13,520	15,111
Inventories	13,176	13,265
Prepaid expenses and other assets	1,066	1,305
Deferred tax assets	342	303
Total current assets	55,822	63,855

Property and equipment, net	27,466	27,176
Restricted cash	11	305
Marketable securities	1,093	1,433
Goodwill	12,532	12,729
Intangible assets, net	2,344	3,249
Deferred tax assets	95	7
Other assets	863	738
Total assets	$100,226	$109,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$203	$223
Accounts payable	2,379	2,190
Other accrued expenses	10,109	8,788
Income taxes payable	1,558	1,496
Deferred tax liabilities	131	133
Deferred revenue	579	459
Total current liabilities	14,959	13,289

Notes payable, less current portion	714	882
Deferred revenue	44	129
Other liabilities	—	2

Stockholders’ equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 52,813,226 and 52,454,531 shares issued as of June 30, 2005 and December 31, 2004, respectively; 51,061,347 and 50,702,652 shares outstanding as of June 30, 2005 and December 31, 2004, respectively	51	51
Additional paid-in capital	70,563	69,993
Retained earnings	12,524	23,092
Accumulated other comprehensive income	1,371	2,054
Total stockholders’ equity	84,509	95,190
Total liabilities and stockholders’ equity	$100,226	$109,492

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net sales	$18,330	$15,004	$30,048	$28,805
Cost of sales	6,778	3,856	10,817	7,791
Gross profit	11,552	11,148	19,231	21,014

Operating expenses:
Research and development	4,396	3,802	8,966	7,714
Selling and marketing	6,159	4,297	11,010	8,260
General and administrative	4,133	2,473	7,287	4,284
Total operating expenses	14,688	10,572	27,263	20,258

Income (loss) from operations	(3,136)	576	(8,032)	756
Other income, net	36	347	248	400

Income (loss) before income taxes	(3,100)	923	(7,784)	1,156
Income tax expense	139	110	245	7,629

Net income (loss)	$(3,239)	$813	$(8,029)	$(6,473)

Earnings (loss) per share:
Basic	$(0.06)	$0.02	$(0.16)	$(0.13)
Diluted	$(0.06)	$0.02	$(0.16)	$(0.13)

Shares used in per share computation:
Basic	50,965	50,426	50,862	50,295
Diluted	50,965	51,265	50,862	50,295

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Cash received from customers	$31,725	$32,310
Cash paid to suppliers and employees	(33,910)	(29,259)
Income taxes refunded (paid)	(444)	231
Interest and other receipts, net	318	68
Net cash provided by (used in) operating activities	(2,311)	3,350

Cash flows from investing activities:
Sales of short-term investments, net	9,497	7,102
Purchases of short-term investments, net	(6,200)	(12,150)
Sales of marketable securities	—	633
Capital expenditures	(1,763)	(1,369)
Net cash provided by (used in) investing activities	1,534	(5,784)

Cash flows from financing activities:
Decrease (increase) in restricted cash	294	(200)
Proceeds from notes payable	6	—
Payments on notes payable	(61)	(83)
Dividends paid	(2,539)	(2,507)
Net proceeds from issuance of common stock	338	319
Proceeds from exercise of stock options	232	182
Net cash used in financing activities	(1,730)	(2,289)

Effect of exchange rate changes on cash and cash equivalents	(348)	149
Net increase (decrease) in cash and cash equivalents	(2,855)	(4,574)

Cash and cash equivalents at the beginning of the period	17,758	23,079
Cash and cash equivalents at the end of the period	$14,903	$18,505

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS
(In thousands, unaudited)

	Three Months Ended
	June 30,		March 31,		June 30,
	2005		2005		2004
By Product:
Wireline access	$5,239	29%	$4,790	41%	$6,862	46%
Cable broadband	6,903	38%	3,930	34%	3,605	24%
Fiber optics	4,834	26%	2,366	20%	3,628	24%
Protocol	1,354	7%	632	5%	909	6%
	$18,330		$11,718		$15,004

	Three Months Ended
	June 30,		March 31,		June 30,
	2005		2005		2004
By Region:
North America (United States and Canada)	$11,378	62%	$5,257	45%	$7,815	52%
Asia Pacific	2,918	16%	3,004	26%	4,075	27%
Europe/Africa/Middle East	3,574	19%	2,873	24%	2,880	19%
Latin America	460	3%	584	5%	234	2%
	$18,330		$11,718		$15,004

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

SUNRISE TELECOM INCORPORATED
RECONCILIATON OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data, unaudited)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sunrise Telecom Incorporated provides non-GAAP results of operations as supplemental information about its operating results. These results are not in accordance with or an alternative to GAAP and may be different than non-GAAP measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. Sunrise Telecom’s management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of Sunrise Telecom’s business. Sunrise Telecom discloses this information along with the following reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

	Three Months Ended			Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Income (loss) from operations - GAAP	$(3,136)	$(4,896)	$576	$(8,032)	$756

Adjustments:
Amortization of acquisition-related intangible assets	441	586	713	1,027	1,435
Stock-based compensation expense	—	—	—	—	267

Income (loss) from operations - Non-GAAP	$(2,695)	$(4,310)	$1,289	$(7,005)	$2,458

(Continued on following page)

Sunrise Telecom Reports Second Quarter Results
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SUNRISE TELECOM INCORPORATED
RECONCILIATON OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data, unaudited)

(Continued from previous page)

	Three Months Ended			Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Net income (loss) - GAAP	$(3,239)	$(4,790)	$813	$(8,029)	$(6,473)

Adjustments:
Amortization of acquisition-related intangible assets, net of tax	265	352	428	617	861
Stock-based compensation expense, net of tax	—	—	—	—	160
Charge for valuation allowance on deferred tax assets	—	—	—	—	7,349

Net income (loss) - Non-GAAP	$(2,974)	$(4,438)	$1,241	$(7,412)	$1,897

Earnings (loss) per share:
Basic - GAAP	$(0.06)	$(0.09)	$0.02	$(0.16)	$(0.13)
Basic - Non-GAAP	$(0.06)	$(0.09)	$0.02	$(0.15)	$0.04
Diluted - GAAP	$(0.06)	$(0.09)	$0.02	$(0.16)	$(0.13)
Diluted - Non-GAAP	$(0.06)	$(0.09)	$0.02	$(0.15)	$0.04

Shares used in computing earnings (loss) per share:
Basic - GAAP	50,965	50,758	50,426	50,862	50,295
Basic - Non-GAAP	50 965	50,758	50,426	50,862	50,295
Diluted - GAAP	50,965	50,758	51,265	50,862	50,295
Diluted - Non-GAAP	50,965	50,758	51,265	50,862	51,355

Effective tax rate of 40% utilized for all net of tax calculations for all periods.

Sunrise Telecom Reports Second Quarter Results
August 2, 2005/Page of

SUNRISE TELECOM INCORPORATED
SUMMARY OF CERTAIN NONCASH EXPENSES
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Amortization of deferred stock-based compensation:
Included in cost of sales	$—	$—	$—	$40
Included in research and development	—	—	—	84
Included in selling and marketing	—	—	—	90
Included in general and administrative	—	—	—	53
	$—	$—	$—	$267

Amortization of acquisition-related intangible assets included in general and administrative	$441	$713	$1,027	$1,435

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